UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on October 14, 2014, Bergio International, Inc., a Delaware corporation (the “Company”), filed an Certificate of Amendment to Certificate of Incorporation (the “Amendment”) to effectuate a 1-for-1,000 reverse stock split of the Company’s common stock (the “Reverse Split”).

On October 10, 2014, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that the Reverse Split has been approved and will take effect on October 14, 2014 (the “Effective Date”).

Immediately prior to the Reverse Split, the Company had 5,920,420,176 shares of common stock issued and outstanding.  After the Reverse Split, the Company has 5,920,421 shares of common stock issued and outstanding.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item. 8.01 Other Items.

The information set forth in Item 5.03 is incorporated by reference.

The Company’s shares will continue to trade on The OTC Markets under the symbol “BRGO” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred.

The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation*

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: October 16, 2014	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer

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